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JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)               (JohnHancock(R) LOGO)
A STOCK COMPANY

OVERNIGHT MAILING ADDRESS:     ANNUITY SERVICE OFFICE:         HOME OFFICE
   [164 Corporate Drive            [P.O. Box 9505         Bloomfield Hills, MI
Portsmouth, NH 03801-6815]   Portsmouth, NH 03802-9505]
                                  [1-800-344-1029]

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payment.

John Hancock Life Insurance Company (U.S.A.) will provide a guaranteed annual amount for withdrawal beginning on the Lifetime Income Date and continuing for the life of the Annuitant. We will pay an annuity benefit beginning on the Annuity Commencement Date to the Annuitant, if living, unless otherwise directed by the Owner, in accordance with the Annuity Payments section of this Contract. If the Annuitant dies while this Contract is in effect prior to the Annuity Commencement Date, we will pay the Contract Value to the Beneficiary upon receipt of all required claim forms and proof of death of the Annuitant at the Annuity Service Office.

                            [TEN] DAY RIGHT TO REVIEW

YOU MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR REGISTERED REPRESENTATIVE WHO SOLD IT TO YOU AT ANY TIME WITHIN [10] DAYS AFTER RECEIPT OF THE CONTRACT. DURING THE FIRST 7 DAYS OF THIS [10] DAY PERIOD, WE WILL RETURN THE GREATER OF (I) THE CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS RECEIVED BY US OR (II) AN AMOUNT EQUAL TO THE PAYMENT. AFTER 7 DAYS, WE WILL PAY THE CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS RECEIVED BY US. WE WILL PAY THE REFUND AMOUNT TO THE OWNER WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT BY US.

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 6.1

     SIGNED FOR THE COMPANY at Boston, Massachusetts, on the Contract Date.


                    /s/ James R. Boyle   /s/ Emanuel Alves
                         President          Secretary

                    SINGLE PAYMENT DEFERRED VARIABLE ANNUITY
                     GUARANTEED LIFETIME WITHDRAWAL BENEFIT
                                NON-PARTICIPATING

VENTURE.201.10                                                        [NATIONAL]

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INTRODUCTION

This is a single payment deferred variable annuity contract. This Contract provides that, prior to the Annuity Commencement Date, the Contract Value will accumulate on a variable basis. Subject to the provisions of the Contract, you may take withdrawals and transfer amounts among the Investment Options. If you limit withdrawals to the amounts described in the Lifetime Income Benefit section, we guarantee that the Lifetime Income Amount will be available for withdrawal each Contract Year after the Lifetime Income Date and during the life of the Annuitant. After the Annuity Commencement Date, Annuity Payments may be either fixed or variable, or a combination of fixed and variable.

The Contract Value will vary with the investment performance of your Investment Options.

If you select Annuity Payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate the Payment among one or more Investment Options. The Investment Options are identified on the Specifications Page.

TABLE OF CONTENTS                                 PAGE
-----------------                                 ----
SPECIFICATIONS PAGES                               S.1
PART 1 - DEFINITIONS                               1.1
PART 2 - GENERAL PROVISIONS                        2.1
PART 3 - OWNER, BENEFICIARY                        3.1
PART 4 - PAYMENT                                   4.1
PART 5 - FEES AND DEDUCTIONS                       5.1
PART 6 - VARIABLE ACCOUNT PROVISIONS               6.1
PART 7 - TRANSFERS                                 7.1
PART 8 - WITHDRAWAL PROVISIONS                     8.1
PART 9 - LIFETIME INCOME BENEFIT                   9.1
PART 10 - DISTRIBUTIONS DURING ANNUITANT'S LIFE   10.1
PART 11 - DISTRIBUTIONS AFTER ANNUITANT'S DEATH   11.1
PART 12 - ANNUITY PAYMENTS                        12.1
PART 13 - ANNUITY OPTIONS                         13.1

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PART 1                           DEFINITIONS
--------------------------------------------------------------------------------
WE AND YOU                       "We", "us" and "our" means the Company. "You"
                                 or "your" means the Owner of this Contract.

ACCUMULATION UNIT                A unit of measure that is used to calculate the
                                 value of the Variable Account of this Contract before the Annuity Commencement Date.

ANNUITANT                        A person whose age and life is used to
                                 determine eligibility for the Lifetime Income
                                 Benefit and the amount and duration of Annuity
                                 Payments involving life contingencies. The
                                 Annuitant is as designated on the
                                 Specifications Page, unless changed.

ANNUITY COMMENCEMENT DATE        The date Annuity Payments begin. It is the date
                                 selected by you and specified on the
                                 Specifications Page, unless changed. This date may not be later than the Maturity Date.

ANNUITY OPTION                   The method selected by you for Annuity Payments
                                 made by us.

ANNUITY PAYMENT(S)               Payment(s) by us to you, in accordance with the
                                 Annuity Option elected under the terms of this Contract.

ANNUITY SERVICE OFFICE           Any office designated by us for the receipt of
                                 Payment and processing of Owner requests.

ANNUITY UNIT                     A unit of measure that is used after the
                                 Annuity Commencement Date to calculate variable
                                 Annuity Payments.

BENEFICIARY                      The person, persons or entity to whom certain
                                 benefits are payable following the death of the Annuitant.

BENEFIT BASE                     The Benefit Base is the total amount used for
                                 purposes of calculating guaranteed lifetime withdrawals. The Benefit Base cannot be withdrawn in a lump sum.

CO-ANNUITANT                     The second person whose age and life may be
                                 used to determine the amount and duration of Annuity Payments under the Joint Life Annuity option. The co-Annuitant may be named at election of the Joint Life Annuity option.

COMPANY The insurance company named on the first page of this Contract (or any successor insurance company named by endorsement to this Contract) that will pay benefits in accordance with this Contract.

CONTRACT ANNIVERSARY             The annual anniversary of the Contract
                                 beginning twelve months from the Contract Date and each year thereafter.

CONTRACT DATE                    The date of issue of this Contract as
                                 designated on the Specifications Page.

CONTRACT VALUE                   The total of your Investment Account Values.

CONTRACT YEAR                    The period of time measured twelve consecutive
                                 months from the Contract Date or any Contract
                                 Anniversary thereafter.

CONTINGENT BENEFICIARY           The person, persons or entity who becomes the
                                 Beneficiary if the Beneficiary is not alive.

ENDORSEMENT                      An Endorsement modifies the contract to which
                                 it is attached. Endorsements must be signed by an officer of the Company in order to be effective.

FIXED ANNUITY                    An Annuity Option with payments which are
                                 predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT                  All the assets of the Company other than assets
                                 in Separate Accounts.


                                       1.1

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INTERNAL REVENUE CODE (IRC)      The Internal Revenue Code of 1986, as amended
                                 from time to time, and any successor statute of similar purposes.

INVESTMENT ACCOUNT VALUE         The value of your investment in an Investment
                                 Option.

INVESTMENT OPTIONS               The investment choices available to you. The
                                 Investment Options available under this
                                 Contract are shown on the Specifications Page.
                                 When you select an Investment Option, we allocate your Contract Value to a Sub-Account of the Variable Account that invests in a corresponding Portfolio.

LIFETIME INCOME AMOUNT (LIA)     The Lifetime Income Amount is the amount that
                                 is guaranteed to be available for withdrawal each Contract Year after the Lifetime Income
                                 Date and during the life of the Annuitant while this Contract is in effect. The LIA reduces to zero upon the death of the Annuitant.

LIFETIME INCOME DATE             The Lifetime Income Date is the date on which
                                 the initial LIA is calculated.

LIFETIME INCOME PERCENTAGE       The percentage used to determine your Lifetime
                                 Income Amount.

MATURITY DATE                    The latest date on which annuity benefits may
                                 commence. It is the date specified on the Specifications Page, unless changed.

NET PAYMENT                      The Payment less the amount of premium tax, if
                                 any, deducted from the Payment.

OWNER The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the Specifications Page, unless changed.

PORTFOLIO                        The investment choices available to the
                                 Variable Account.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS              Contracts issued under Qualified Plans.

QUALIFIED PLANS                  Retirement plans which receive favorable tax
                                 treatment under sections 401, 403, 408 or 457, of the Internal Revenue Code of 1986, as amended.

RIDER A Rider provides an optional benefit, which may result in an additional charge to the Contract. A Rider supplements the contract to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

SEPARATE ACCOUNT                 A segregated account of the Company that is not
                                 commingled with our general assets and
                                 obligations.

SUB-ACCOUNT(S)                   The Variable Account is divided into
                                 Sub-Accounts. Each Sub-Account is invested in shares of a different Portfolio.

SURRENDER VALUE                  The Contract Value on any Valuation Date, less,
                                 if applicable, any contract fees, any rider charges, and any deduction for premium taxes or similar taxes.

VALUATION DATE                   Any date on which the New York Stock Exchange
                                 is open for business and the net asset value of a Portfolio is determined.

VALUATION PERIOD                 Any period from one Valuation Date to the next,
                                 measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT                 The Company's Separate Account as shown on the
                                 Specifications Page.

VARIABLE ANNUITY                 An Annuity Option with payments which: (1) are
                                 not predetermined or guaranteed as to dollar amount; and (2) vary in relation to the investment experience of one or more specified variable Investment Options.


                                       1.2

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WITHDRAWAL AMOUNT                The amount deducted from the Contract Value
                                 when you request a withdrawal. This amount is the total of the amount paid to you plus the following, if applicable: any contract fees, any rider charges, any deduction for premium taxes or similar taxes, and any income taxes resulting from the withdrawal and withheld by us. The Withdrawal Amount may not exceed the Contract Value.


                                       1.3

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PART 2                           GENERAL PROVISIONS
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ENTIRE CONTRACT                  The entire Contract consists of this Contract,
                                 Endorsements and Riders, if any, and the application, if one is attached to this Contract.

                                 The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is delivered, if required by law.

MODIFICATION                     Only the President, a Vice President, or the
                                 Secretary of the Company has authority to agree on our behalf to any alteration of the Contract or to any waiver of our rights or requirements.
                                 The change or waiver must be in writing. We will not change or modify this Contract without your consent except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency; or unless we have reserved the right to change the terms herein.

                                 We reserve the right to make any amendments as may be necessary to comply with the applicable provisions of the IRC and regulations thereunder as in effect from time to time. Any such amendment will be subject to any necessary regulatory approvals and, where required, approval of the Owner. We will send you a copy of any amendment. We will not be responsible for any adverse tax consequences resulting from the Owner's rejection of any such amendment.

CHANGE IN ANNUITY COMMENCEMENT   Prior to the Annuity Commencement Date, an
DATE                             Owner may request in writing a change of the
                                 Annuity Commencement Date. Any extension of the
                                 Annuity Commencement Date beyond the Maturity
                                 Date will be subject to our prior approval and any applicable law or regulation then in effect.

ASSIGNMENT                       This Contract is subject to assignment
                                 restrictions for Federal Income Tax purposes.
                                 It is established for the exclusive benefit of the Annuitant and his or her Beneficiaries. It shall not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than us.

CLAIMS OF CREDITORS              All benefits and payments under this Contract
                                 shall be exempt from the claims of creditors to the extent permitted by law.

MISSTATEMENT AND PROOF OF        We may require proof of age, sex or survival of
AGE, SEX OR SURVIVAL             any person upon whose age, sex or survival any
                                 Lifetime Income Benefit, Annuity Payments or other benefits provided by this Contract or any Rider attached thereto depend. If the age or sex of the Annuitant or any co-Annuitant has been misstated, the benefits will be those which would have been provided for the correct age and sex. If we have made incorrect benefit payments, we will immediately pay the amount of any underpayment. We will deduct the amount of any overpayment from future benefit payments.

ADDITION, DELETION OR            We reserve the right, subject to compliance
SUBSTITUTION OF INVESTMENT       with applicable law, to make additions to,
OPTIONS                          deletions from, or substitutions for the
                                 Portfolio shares that are held by the Variable
                                 Account or that the Variable Account may purchase. We reserve the right to eliminate the shares of any of the eligible Portfolios and to substitute shares of another Portfolio. We will not substitute any shares attributable to your interest in a Sub-Account without notice to you and prior approval of the Securities and Exchange Commission to the extent required by the Investment Company Act of 1940. Nothing contained herein shall prevent the Variable
                                 Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between shares of another open-end investment company.


                                       2.1

                                 We reserve the right, subject to compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio. We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING                Your Contract is non-participating and will not
                                 share in our profits or surplus earnings. We will pay no dividends on your Contract.

REPORTS We will send you reports containing information required by the Investment Company Act of 1940 and applicable state law at least annually without charge. We will provide annual calendar year reports concerning the status of the Contract and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

INSULATION                       The portion of the assets of the Variable
                                 Account equal to the reserves and other
                                 contract liabilities with respect to such account are not chargeable with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against such account without regard to our other income, gains or losses.

CURRENCY AND PLACE OF PAYMENTS   All payments made to or by us shall be made in
                                 the lawful currency of the United States of America at the Annuity Service Office or elsewhere if we consent.

NOTICES AND ELECTIONS            To be effective, all notices and elections you
                                 make under this Contract must be in writing, signed by you and received by us at the Annuity
                                 Service Office. Unless otherwise provided in this Contract, all notices, requests and elections will be effective when received by us at our Annuity Service Office, complete with all necessary information and your signature.

GOVERNING LAW                    This Contract will be governed by the laws of
                                 the jurisdiction indicated on the
                                 Specifications Page.


                                       2.2

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PART 3                           OWNER, BENEFICIARY
--------------------------------------------------------------------------------
OWNER The Owner must be one natural person who is the sole Owner of the Contract and the Annuitant, or a Trust established for the exclusive benefit of the Annuitant or his or her Beneficiaries. The Contract is established for the exclusive benefit of the Annuitant or his or her Beneficiaries.

BENEFICIARY                      The Beneficiary is as designated on the
                                 Specifications Page, unless changed. If no such Beneficiary is living, the Beneficiary is the Contingent Beneficiary. If no Beneficiary or
                                 Contingent Beneficiary is living, the
                                 Beneficiary is the estate of the deceased
                                 Annuitant.

CHANGE OF OWNER, ANNUITANT,      Except as permitted under the "Death Before
BENEFICIARY                      Maturity Date" provision, and otherwise
                                 permitted under applicable federal tax law, neither the Owner nor the Annuitant may be changed. A co-Annuitant may be added at the Annuity Commencement Date if the Joint Life
                                 Annuity option is elected.

                                 Subject to the right of an irrevocable
                                 Beneficiary, you may change the Beneficiary by written request in a form acceptable to us and which is received at our Annuity Service Office. Any change must be approved by us. If approved, any change of Beneficiary will take effect on the date the request is signed. We will not be liable for any payments or actions we take before the change is approved.


                                       3.1

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PART 4                           PAYMENT
--------------------------------------------------------------------------------
GENERAL The Contract is not effective until Payment is received by us at our Annuity Service Office or such other place designated by us. The Contract will be purchased with a single payment.

ALLOCATION OF NET PAYMENT        When we receive the Payment, the Net Payment
                                 will be allocated among Investment Options in accordance with the allocation percentages you elected as shown on the Specifications Page.


                                       4.1

PART 5                           FEES AND DEDUCTIONS
--------------------------------------------------------------------------------
CONTRACT ASSET FEE               To compensate us for assuming certain
                                 administration expenses, expense risks and mortality risks, we deduct from each variable
                                 Investment Option a fee each Valuation Period at an annual rate set forth on the Specifications Page. A portion of this Asset
                                 Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net Investment Factor used to determine the value of Accumulation Units and Annuity Units of the Contract.

ANNUAL CONTRACT FEE              To compensate us for assuming certain
                                 administrative expenses, we charge an Annual
                                 Contract Fee as set forth on the Specifications
                                 Page. Prior to the Annuity Commencement Date, the Annual Contract Fee is deducted on each Contract Anniversary. We withdraw the Annual
                                 Contract Fee from each Investment Option in the same proportion that the Investment Account
                                 Value of each Investment Option bears to the Contract Value.

                                 After the Annuity Commencement Date, we deduct the Annual Contract Fee on a pro rata basis from each Annuity Payment.

LIFETIME INCOME BENEFIT FEE      To compensate us for assuming risks associated
                                 with the Lifetime Income Benefit, we charge an annual Lifetime Income Benefit Fee. The
                                 Lifetime Income Benefit Fee is deducted on each Contract Anniversary. This fee is withdrawn from each Investment Option in the same proportion that the Investment Account Value of each Investment Option bears to the Contract
                                 Value. The amount of the fee is equal to the Lifetime Income Benefit Fee percentage, shown on the Specifications Page, multiplied by the Benefit Base as of the prior Contract
                                 Anniversary.

                                 The Lifetime Income Benefit Fee will not be deducted during the Settlement Phase. The fee will not be deducted after the Maturity Date if an Annuity Option has commenced.

                                 The initial Lifetime Income Benefit Fee
                                 percentage is shown on the Specifications Page. We reserve the right to increase the Lifetime Income Benefit Fee percentage if we determine an increase is required. If the fee is increased you will receive a 30-day advance notice of the increase and given the opportunity to terminate the Lifetime Income Benefit. If you elect to terminate this benefit you will need to provide a written request in a form acceptable to us.

                                 In such a situation, the percentage will never exceed the Maximum Lifetime Income Benefit Fee percentage, shown on the Specifications Page.

TAXES We reserve the right to charge certain taxes against your Payment (either at the time of payment or liquidation), Contract Value, payment of death benefit, withdrawals, or Annuity Payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of the Payment, or from the issuance of this Contract, or from the commencement or continuance of Annuity Payments under this Contract.


                                       5.1

PART 6                           VARIABLE ACCOUNT PROVISIONS
--------------------------------------------------------------------------------
INVESTMENT ACCOUNT VALUE         The Investment Account Value of an Investment
                                 Option is determined by multiplying (a) times
                                 (b) where:

                                      (a)   equals the number of Accumulation
                                            Units credited to the Investment
                                            Option; and

                                      (b)   equals the appropriate Accumulation
                                            Unit Value.

ACCUMULATION UNITS               We will credit the Net Payment to your
                                 Investment Options in the form of Accumulation
                                 Units. The number of Accumulation Units we will credit to each Investment Option will be determined by dividing the Net Payment allocated to that Investment Option by the Accumulation Unit Value for that Investment
                                 Option.

                                 Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

ACCUMULATION UNIT VALUE          We will determine the Accumulation Unit Value
                                 for a particular Investment Option for any Valuation Period by multiplying the
                                 Accumulation Unit Value for the immediately preceding Valuation Period by the net investment factor for the corresponding
                                 Sub-Account for the Valuation Period for which the value is being determined. The Accumulation
                                 Unit Value may increase, decrease or remain the same from one Valuation Period to the next.

NET INVESTMENT FACTOR            The net investment factor is an index that
                                 measures the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

                                      (a)   is the net result of:

                                            1)   the net asset value per share
                                                 of a Portfolio share held in
                                                 the Sub-Account determined as
                                                 of the end of the current
                                                 Valuation Period, plus

                                            2)   the per share amount of any
                                                 dividend or capital gain
                                                 distributions made by the
                                                 Portfolio on shares held in the
                                                 Sub-Account if the ex-dividend
                                                 date occurs during the current
                                                 Valuation Period, and

                                      (b)   is the net asset value per share of
                                            a Portfolio share held in the
                                            Sub-Account determined as of the end
                                            of the immediately preceding
                                            Valuation Period, and

                                      (c)   is the Contract Asset Fee shown on
                                            the Specifications Page.

                                 The net investment factor may be greater or less than, or equal to, one.


                                       6.1

PART 7                           TRANSFERS
--------------------------------------------------------------------------------
TRANSFERS BEFORE MATURITY        Before the Maturity Date or the Annuity
DATE                             Commencement Date, if earlier, you may transfer
                                 amounts among Investment Options of the
                                 Contract. Amounts will be canceled from the Investment Options from which amounts are transferred and credited to the Investment
                                 Options to which amounts are transferred. We will effect such transfers so that the Contract
                                 Value on the date of transfer will not be affected by the transfer.

TRANSFERS ON OR AFTER            Once variable Annuity Payments have begun, you
MATURITY DATE                    may transfer all or part of the investment upon
                                 which your variable Annuity Payments are based from one Investment Option to another. To do this, we will convert variable Annuity Units you hold in the Investment Option from which you are transferring to variable Annuity Units of the Investment Option to which you are transferring. We will determine the number of Annuity Units to transfer so that if the next
                                 Annuity Payment were made at that time, it would be the same amount that it would have been without the transfer. You must give us notice at least 30 days before the due date of the first variable Annuity Payment to which the transfer will apply. Transfer charges and limitations are identified on the
                                 Specifications Page.

                                 After the Annuity Commencement Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.

DEFERRAL, MODIFICATION OR        We reserve the right to defer, modify or
TERMINATION OF TRANSFER          terminate the transfer privilege at any time
PRIVILEGE                        that we are unable to purchase or redeem shares
                                 of the Portfolios or when a portfolio requires us to impose restrictions due to violation of its short term trading policy. Transfer charges and limitations are identified on the Specifications Page and in the "Suspension of Payments" provision in the Withdrawals
                                 Provisions section.


                                       7.1

PART 8                           WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------
PAYMENTS OF WITHDRAWALS          You may withdraw part or all of the Surrender
                                 Value, at any time before the earlier of the death of the Annuitant, the Annuity
                                 Commencement Date or the Maturity Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS           We may defer the right of withdrawal from, or
                                 postpone the date of payments from, the
                                 variable Investment Options for any period when: (1) the New York Stock Exchange is closed
                                 (other than customary weekend and holiday closings); (2) trading on the New York Stock
                                 Exchange is restricted; (3) an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable
                                 Account's net assets; or (4) the Securities and Exchange Commission, by order, so permits for the protection of security holders; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions described in (2) and (3) exist.

TOTAL WITHDRAWAL                 Upon receipt of your request to withdraw the
                                 entire Contract Value, we will terminate the Contract and pay you the Surrender Value.

                                 At the time of the total withdrawal, we will deduct the total amount of the Annual Contract Fee from the Contract Value in determining the Surrender Value. We will also deduct a pro rata share of the Lifetime Income Benefit Fee. A pro rata share of the fee is equal to the Lifetime Income Benefit Fee percentage, shown on the Specifications Page, multiplied by the Benefit Base, and then multiplied by the number of days that have elapsed since the previous Contract Anniversary and divided by 365. For purposes of determining the Lifetime Income Benefit Fee, a total withdrawal will be deemed to have been taken on the date the death benefit is determined and once an Annuity Option has been elected.

PARTIAL WITHDRAWAL               If you request to withdraw an amount less than
                                 the Surrender Value, we will pay you the amount requested and deduct the Withdrawal Amount from the Contract Value. Unless you specify the amount to be withdrawn from each Investment
                                 Option, the Withdrawal Amount will be withdrawn from each Investment Option on a pro rata basis.

                                 Any withdrawals prior to the Lifetime Income
                                 Date, or withdrawals after the Lifetime Income Date that exceed the Lifetime Income Amount, may reduce the Lifetime Income Benefit.

FREQUENCY OF PARTIAL             You may make as many partial withdrawals as you
WITHDRAWALS                      wish.


                                       8.1

PART 9                           LIFETIME INCOME BENEFIT
--------------------------------------------------------------------------------
GENERAL This benefit guarantees that each Contract Year after the Lifetime Income Date and during the life of the Annuitant you may take withdrawals up to an amount equal to the Lifetime Income Amount (LIA), even if your Contract Value reduces to zero. The LIA is described below in the "Lifetime Income Amount (LIA)" provision.

                                 The Lifetime Income Date is the Contract
                                 Anniversary on or after the later of (a) the date the Annuitant reaches the Lifetime Income Age or (b) the Minimum Holding Period Expiration date as shown on the Specifications Page.

BENEFIT BASE - INITIAL AND       The initial Benefit Base equals the greater of
MAXIMUM                          the Payment or the Benefit Base Percentage
                                 multiplied by the Transferred Benefit Base. The
                                 Benefit Base is available only for the purpose of the Lifetime Income Benefit. It can not be withdrawn as a lump sum.

                                 The Benefit Base shall not exceed the Maximum Benefit Base amount shown on the Specifications Page.

BENEFIT BASE - IMPACT OF         On the first Contract Anniversary and each
BENEFIT ENHANCEMENT              Contract Anniversary on and prior to the first
                                 withdrawal after the Lifetime Income Date, we will determine a Benefit Enhancement amount and apply it to the Benefit Base, provided no withdrawals are taken during the previous
                                 Contract Year. The Benefit Enhancement amount is equal to the Benefit Enhancement Percentage multiplied by the Benefit Base as of the beginning of the previous Contract Year.

                                 The Benefit Enhancement Percentage is shown on the Specifications Page.

BENEFIT BASE - IMPACT OF         At the time of the first withdrawal on or after
STEP-UP                          the Lifetime Income Date, if the Contract Value
                                 on the Contract Anniversary prior to that withdrawal on or after the Lifetime Income Date is greater than the Benefit Base including any Benefit Enhancement we will automatically
                                 Step-Up the Benefit Base to the greater amount.


                                       9.1

BENEFIT BASE - IMPACT OF         Prior to the Lifetime Income Date, the Benefit
WITHDRAWALS                      Base will decrease as a result of any
                                 withdrawals. The amount deducted in connection with the withdrawal will be equal to the greater of the following:

                                      (a)   An amount equal to A multiplied by
                                            (B divided by C) where:

                                            A equals the amount of the
                                            withdrawal,

                                            B equals the Benefit Base prior to
                                            the withdrawal,

                                            C equals the Contract Value prior to
                                            the withdrawal,

                                            or

                                      (b)   The amount of the withdrawal.

                                 Beginning on the Lifetime Income Date, the
                                 Benefit Base will not reduce if total
                                 withdrawals during a Contract Year are less than or equal to the LIA.

                                 If a withdrawal after the Lifetime Income Date causes total withdrawals during a Contract Year to exceed the LIA or if total withdrawals during a Contract Year already exceeded the LIA, then the Benefit Base will be decreased as a result of the withdrawal. The amount deducted in connection with the withdrawal will be equal to the greater of the following:

                                      (a)   An amount equal to A multiplied by
                                            (B divided by C) where:

                                            A equals the amount of the
                                            withdrawal,

                                            B equals the Benefit Base prior to
                                            the withdrawal,

                                            C equals the Contract Value prior to
                                            the withdrawal,

                                            or

                                      (b)   The amount of the withdrawal.

                                 Notwithstanding the discussion above, the
                                 Benefit Base will not be reduced when all withdrawals during the Contract Year and after the Lifetime Income Date are Life Expectancy Distributions elected under an automatic distribution program, provided by us, even if such Life Expectancy Distributions exceed the LIA for the Contract year. (See the "Life Expectancy Distributions" provision.)

LIFETIME INCOME AMOUNT (LIA)     The initial LIA will be determined at the time
                                 of the first withdrawal on or after the
                                 Lifetime Income Date. The initial LIA is equal to the Lifetime Income Percentage shown on the Specifications Page multiplied by the Benefit
                                 Base on the date of that withdrawal.

                                 Each time the Benefit Base is changed after the Lifetime Income Date, then the new LIA will equal the Lifetime Income Percentage shown on the Specifications Page multiplied by the new Benefit Base.

LIFE EXPECTANCY DISTRIBUTIONS    For purposes of this benefit, Life Expectancy
                                 Distributions are distributions within a calendar year that:

                                      (a)   are part of a series of
                                            substantially equal periodic
                                            payments over the Annuitant's Life
                                            Expectancy (or, if applicable, the
                                            joint Life Expectancy of the
                                            Annuitant and the Annuitant's
                                            spouse); and are paid to the Owner
                                            as required or contemplated by Code
                                            Section 401(a)(9), Section
                                            408(b)(3), or Section 408A(c), as
                                            the case may be ("Qualified Death
                                            Benefit Stretch Distributions" and
                                            "Required Minimum Distributions");
                                            and

                                      (b)   are the Contract's proportional
                                            share of all such distributions as
                                            determined by the Company and based
                                            on the Company's understanding of
                                            the Code.

                                 For purposes of this "Life Expectancy
                                 Distributions" provision, references to Owner or Annuitant also include the Beneficiary, as applicable.

                                 We reserve the right to make any changes necessary to comply with the Code and Treasury Regulations.


                                       9.2

SETTLEMENT PHASE                 The Contract will enter its Settlement Phase if
                                 the Contract Value reduces to zero, withdrawals during the Contract Year do not exceed the LIA, and the Benefit Base is still greater than zero. When the Contract enters its Settlement
                                 Phase the Lifetime Income Benefit will
                                 continue, however all other rights and benefits under the Contract, including death benefits, will terminate.

                                 You will automatically receive settlement payments equal to the LIA each Contract Year of the Settlement Phase during the life of the Annuitant. If the Settlement Phase is entered prior to the Lifetime Income Date, then settlement payments will begin on or after the Lifetime Income Date. The settlement payments will be paid no less frequently than annually.

                                 The Lifetime Income Benefit Fee will not be deducted during the Settlement Phase.

                                 If the Annuitant dies during the Settlement
                                 Phase, then the Lifetime Income Benefit
                                 terminates and no additional settlement
                                 payments will be paid.


                                       9.3

PART 10                          DISTRIBUTIONS DURING ANNUITANT'S LIFE
--------------------------------------------------------------------------------
GENERAL Notwithstanding any provision of this Contract to the contrary, the distribution of the Annuitant's interest in the Contract shall be made in accordance with the requirements of IRC Sections 401(a)(9) and 408(b)(3) and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the Contract, as described below, must satisfy the requirements of IRC Section 408(a)(6) and the regulations thereunder, rather than this Part and paragraphs (b) and
                                 (c) of Part 11 of this Contract. The required minimum distribution for this Contract may be withdrawn from another Individual Retirement Account in accordance with Q&A-9 of Section 1.408-8 of the Income Tax Regulations.

                                 There is no required distribution during the life of the Annuitant if this Contract is issued as a Roth IRA as indicated in the Type of Contract on the Specifications Page.

INTEREST IN THE CONTRACT         Unless otherwise provided under applicable
                                 federal tax law, the "interest" in the Contract includes the amount of any outstanding rollover, transfer, and recharacterization under Q&As-7 and -8 of Section 1.408-8 of the Income Tax Regulations. Also, prior to the date that Annuity Payments commence on an irrevocable basis (except for acceleration), the "interest" in the Contract includes the actuarial value of any other benefits provided under the Contract, such as guaranteed death benefits or the Lifetime Income Benefit.

REQUIRED BEGINNING DATE          The "required beginning date" means April 1 of
                                 the calendar year following the calendar year in which the Annuitant attains age 70 1/2, or such later date provided by applicable tax law.

DISTRIBUTIONS                    Unless otherwise permitted under applicable
                                 federal tax law, the entire interest will commence to be distributed no later than the required beginning date over (i) the life of the Annuitant or the lives of the Annuitant and his or her designated Beneficiary (within the meaning of IRC Section 401(a)(9)), or (ii) a period certain not extending beyond the life expectancy of the Annuitant, or joint life and last survivor expectancy of the Annuitant and his or her designated Beneficiary.

                                 If the interest in the Contract is to be distributed over a period greater than one year, the amount to be distributed by December 31 of each year (including the year in which the required beginning date occurs) shall be determined in accordance with the requirements of IRC Section 401(a)(9) and the regulations thereunder. Payments must be made in periodic payments at intervals of no longer than one year. Unless otherwise provided by applicable federal tax law, payments must be either nonincreasing or they may increase only as provided in Q&As-1 and -4 of Section 1.401(a)(9)-6 of the Income Tax Regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of Section 1.401(a)(9)-6.

                                 The distribution periods described above cannot exceed the periods specified in Section 1.401(a)(9)-6 of the Income Tax Regulations (except as otherwise provided by applicable federal tax law).

                                 If Annuity Payments commence on or before the required beginning date, the first required payment can be made as late as the required beginning date and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.


                                      10.1

PART 11                          DISTRIBUTIONS AFTER ANNUITANT'S DEATH
--------------------------------------------------------------------------------
DEATH BENEFIT BEFORE             If the Annuitant dies prior to the Maturity
MATURITY DATE                    Date or Annuity Commencement Date, if earlier,
                                 the interest in the Contract will be
                                 distributed to the Beneficiary as follows.
                                 Written notice and proof of death and all required claim forms must be received at the Company's Annuity Service Office prior to any distribution.

                                 The Contract Value may be withdrawn by the Beneficiary in one sum immediately, in which case the Contract will terminate. If the Contract Value is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                                      (a)   The Beneficiary becomes the Owner.


                                      (b)   If the Beneficiary is not the
                                            deceased Annuitant's spouse, the
                                            Lifetime Income Benefit will no
                                            longer be available and the entire
                                            interest in the Contract must be
                                            distributed under one of the
                                            following options:


                                            (i)  the entire interest in the
                                                 Contract must be distributed
                                                 over the life of the
                                                 Beneficiary, or over a period
                                                 not extending beyond the life
                                                 expectancy of the Beneficiary,
                                                 with distributions beginning by
                                                 the end of the calendar year
                                                 following the calendar year of
                                                 the Annuitant's death; or

                                            (ii) the entire interest in the
                                                 Contract must be distributed by
                                                 the end of the calendar year
                                                 containing the fifth
                                                 anniversary of the Annuitant's
                                                 Death; or

                                            (iii) the entire interest in the
                                                 Contract must be distributed as
                                                 Annuity Payments under one of
                                                 the options described in the
                                                 Annuity Options section.

                                            An irrevocable election of the
                                            method of distribution must be made
                                            no later than the end of the
                                            calendar year immediately following
                                            the calendar year in which the
                                            Annuitant died. If no election is
                                            made, the interest in the Contract
                                            will be distributed as described in
                                            (ii) above.

                                            The life expectancy of the
                                            Beneficiary is determined using the
                                            age of the Beneficiary as of his or
                                            her birthday in the year following
                                            the year of the Annuitant's death.

                                            If the Beneficiary dies before the
                                            distributions required by (i) or
                                            (ii) are complete, the entire
                                            remaining Contract Value must be
                                            distributed at least as rapidly as
                                            under the distribution option
                                            chosen.

                                      (c)   The following options apply if the
                                            sole Beneficiary is the Annuitant's
                                            spouse.

                                            If the sole Beneficiary is the
                                            deceased Annuitant's spouse, the
                                            surviving spouse may elect to
                                            continue the Contract as the new
                                            Owner/Annuitant but the Lifetime
                                            Income Benefit will no longer be
                                            available.

                                            The surviving spouse may name a new
                                            Beneficiary (and, if no Beneficiary
                                            is so named, the surviving spouse's
                                            estate will be the Beneficiary).


                                      11.1

                                            The spouse may also elect
                                            distributions under one of the
                                            following options:

                                            (i)  the entire interest in the
                                                 Contract may be distributed
                                                 over the life of the
                                                 Beneficiary, or over a period
                                                 not extending beyond the life
                                                 expectancy of the Beneficiary,
                                                 with distributions beginning by
                                                 the end of the calendar year
                                                 following the calendar year of
                                                 the Annuitant's death (or by
                                                 the end of the calendar year in
                                                 which the Annuitant would have
                                                 attained age 70 1/2, if later);
                                                 or

                                            (ii) the entire interest in the
                                                 Contract may be distributed by
                                                 the end of the calendar year
                                                 containing the fifth
                                                 anniversary of the Annuitant's
                                                 Death; or

                                            (iii) as Annuity Payments under one
                                                 of the options described in the
                                                 Annuity Options section.

                                            Such election must be made no later
                                            than the earlier of the date
                                            distributions are scheduled to begin
                                            under (i) above or December 31 of
                                            the year containing the fifth
                                            anniversary of the Annuitant's
                                            death. If no election is made, the
                                            entire interest in the Contract will
                                            be distributed as described in (ii)
                                            above.

                                            If the surviving spouse dies before
                                            required distributions commence, the
                                            remaining interest will be
                                            distributed, starting by the end of
                                            the calendar year following the
                                            calendar year of the spouse's death,
                                            over the designated Beneficiary's
                                            life expectancy determined using the
                                            Beneficiary's ages as of his or her
                                            birthday in the year following the
                                            death of the spouse. If elected, the
                                            interest may be distributed as
                                            described in (ii) above.

                                 If there is no Beneficiary, the entire interest in the Contract will be distributed by the end of the calendar year containing the fifth anniversary of the Annuitant's death.

                                 Life expectancies are determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are made to a surviving spouse as the sole designated Beneficiary, such spouse's life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary's age in the year distributions must begin, reduced by 1 for each subsequent year.

                                 We will permit the Owner to limit the option(s) offered to any named Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Contract and it satisfies the applicable requirements of IRC Sections 401(a)(9) and 408(b)(3) and the regulations thereunder.

                                 If the Annuitant dies after required
                                 distributions commence, the remaining portion of his or her interest in the Contract, if any, will be distributed at least as rapidly as under the distribution option chosen.

                                 If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.


                                      11.2

DEATH BENEFIT ON OR AFTER        If Annuity Payments have been selected based on
MATURITY DATE                    an Annuity Option providing for payments for a
                                 guaranteed period, and the Annuitant dies on or after the Annuity Commencement Date, we will make the remaining guaranteed payments to the Beneficiary. Any remaining payments will be made at least as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH                   We will require proof of death upon the death
                                 of the Annuitant or the Owner. Proof of death is one of the following received at the Annuity
                                 Service Office:

                                      (a)   A certified copy of a death
                                            certificate.

                                      (b)   A certified copy of a decree of a
                                            court of competent jurisdiction as
                                            to the finding of death.

                                      (c)   Any other proof satisfactory to us.


                                      11.3

PART 12                          ANNUITY PAYMENTS
--------------------------------------------------------------------------------
GENERAL Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code sections 401(a)(9) and 408(b)(3). If guaranteed payments are to be made, the period over which the guaranteed payments are made may not exceed the period permitted under Section 1.401(a)(9)-6 of the Income Tax Regulations. Once Annuity Payments commence, the Annuity Option may not be changed.

                                 We will send you information about Annuity
                                 Options before the Annuity Commencement Date. If by the Maturity Date, you do not choose an Annuity Option, make a total withdrawal of the Surrender Value, or ask us to change the Maturity Date, we will automatically pay you Annuity Payments under the Annuity Option shown on the Specifications Page and the Annuity Commencement Date is considered to be the Maturity Date. You can change the Annuity Option at any time before Annuity Payments commence.

                                 You may select a Fixed or Variable Annuity. We will provide variable Annuity Payments unless otherwise elected. Once Annuity Payments commence, the Annuity Option may not be changed.

                                 The method used to calculate the amount of the initial and subsequent Annuity Payments is described below.

                                 If the monthly income is less than $20, we may pay the greater of the Contract Value or the commuted value of the Lifetime Income Benefit in one lump sum on the Maturity Date, or the Annuity Commencement Date if earlier.

VARIABLE ANNUITY PAYMENTS        We will determine the amount of the first
                                 variable Annuity Payment by applying the portion of the Contract Value used to effect a Variable Annuity (minus any applicable premium taxes) to the Annuity Option elected based on the mortality table and assumed interest rate shown on the Specifications Page. We will provide a table of the annuity factors upon request. If the current rates in use by us on the Annuity Commencement Date are more favorable to you, we will use the current rates. The portion of the Contract Value used to effect a Variable Annuity will be measured as of a date not more than 10 business days prior to the Annuity Commencement Date.

                                 Subsequent payments will be based on the investment performance of the Investment Options you elected. The amount of each subsequent variable Annuity Payment is determined by multiplying the number of Annuity Units credited for each Investment Option you elect by the appropriate Annuity Unit value on each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due. The number of Annuity Units is determined by dividing the portion of the first payment allocated to an Investment Option by the Annuity Unit value for that Investment Option determined as of the same date that the Contract Value used to effect Annuity Payments was determined. The portion of the first payment allocated to an investment Option will be determined in the same proportion that the Investment Account Value of each Investment Option bears to the Contract Value used to effect the Variable Annuity, unless you elect a different allocation.

MORTALITY AND EXPENSE            We guarantee that the dollar amount of each
GUARANTEE                        variable Annuity Payment will not be affected
                                 by changes in mortality and expense experience.


                                      12.1

ANNUITY UNIT VALUE               The value of an Annuity Unit for each
                                 Investment Option for any Valuation Period is determined as follows:

                                      (a)   The net investment factor for the
                                            corresponding Sub-Account for the
                                            Valuation Period for which the
                                            Annuity Unit value is being
                                            calculated is multiplied by the
                                            value of the Annuity Unit for the
                                            preceding Valuation Period; and

                                      (b)   The result is adjusted to compensate
                                            for the interest rate used to
                                            determine the first variable Annuity
                                            Payment.

                                 The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation Period to the next.

FIXED ANNUITY PAYMENTS           We will determine the amount of each fixed
                                 Annuity Payment by applying the portion of the Contract Value used to effect a Fixed Annuity measured as of a date not more than 10 business days prior to the Annuity Commencement Date
                                 (minus any applicable premium taxes) to the Annuity Option elected based on the mortality table and interest rate shown on the Specifications Page. The fixed Annuity Payment will not be less than that available by applying the Contract Value to purchase a single premium immediate annuity then offered to the same class of annuitants by us or a company affiliated with us.

                                 We guarantee the dollar amount of fixed Annuity Payments.


                                      12.2

PART 13                          ANNUITY OPTIONS
--------------------------------------------------------------------------------
DESCRIPTION OF ANNUITY
OPTIONS                          Option 1: Life Annuity

                                 Life 5-Year Certain. We will make Annuity
                                 Payments for 5 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 5-year period.

                                 Option 2: Joint Life Annuity

                                 Joint Life 5-Year Certain. We will make Annuity Payments for 5 years and after that during the joint lifetime of the Annuitant and a co-Annuitant. No payments are due after the death of both the Annuitant and the co-Annuitant or, if later, the end of the 5-year period.

                                 Option 3: Fixed Life Annuity

                                 Life Annuity with Cash Refund: We will make payments during the lifetime of the Annuitant. After the death of the Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the Annuity Payments made under this option. This option is available on or after the later of the Annuitant's 90th birthday or the tenth Contract Anniversary.

                                 The annual amount of the Annuity Payments will equal the greater of:

                                      (a)   the Lifetime Income Amount, or

                                      (b)   the annual amount determined by
                                            applying the Contract Value to a
                                            Cash Refund Annuity Option based on
                                            the Mortality Table and Fixed
                                            Annuity Payment Interest Rate listed
                                            on the Specifications Page.

ALTERNATE ANNUITY OPTIONS        Instead of settlement in accordance with the
                                 Annuity Options described above, you may choose an alternate form of settlement acceptable to us. Once Annuity Payments commence, the form of settlement may not be changed.


                                      13.1

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
A STOCK COMPANY                                            (JohnHancock(R) LOGO)